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                               AGREEMENT FOR SALE
                             AND PURCHASE OF SHARES



                                     Parties



                           THE SHAREHOLDERS OF EASY PC
                            COMPUTER RENTALS LIMITED



                       BROCKER INVESTMENTS (N.Z.) LIMITED




                  Relating to Easy PC Computer Rentals Limited





                                 LOWNDES JORDAN
                             BARRISTERS & SOLICITORS


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AGREEMENT dated 10th July 1997

PARTIES

1.     The parties specified in Item 1 of Schedule 1 (Vendors)

2. BROCKER INVESTMENTS (N.Z.) LIMITED at Auckland (Purchaser), a subsidiary of Brocker Investments Limited a company incorporated under the laws of Alberta, Canada (BKI)

INTRODUCTION

A. The Vendors are the holder of the Shares together with all rights attaching to the Shares.

B. The Vendors have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the Shares for the Consideration and upon the terms and conditions contained in this Agreement.

TERMS

1.     Interpretation

       1.1 Defined Terms: In this Agreement the following terms shall have the meanings specified:

              Accounts each and every part of the financial statements of the Company which have been provided by the Vendors to the Purchaser copies of which are annexed as Annexure 1.

              Asset Value               the sum of $388,000 adjusted pursuant to
                                        clause 3.1.2.

              Associated Person         has the meaning given in section  0D7(1)
                                        of the Income Tax Act 1994.

              Barker                    Jonathan Hugh Barker

              Business Day              a day (other  than a Saturday or Sunday)
                                        on which registered banks are open for business.

              Business Records          all books of account, accounts, records,
                                        files, data, databases, certificates or other evidence of title to assets and information howsoever recorded or stored relating to or required for the business of the Company or pertaining to its affairs.






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                                        2


          Cashflow shall have the meaning ascribed to that term in the Escrow Agreement.

          Charge includes option, right to acquire, lien, pledge, mortgage, assignment, charge, security interest, bailment, or encumbrance or adverse interest of any nature whether legal or equitable and no matter how arising.

          Company Easy PC Computer Rentals Limited, a company incorporated under the Companies Act 1955 as a private company limited by shares under No. WN 547870 having its registered office at Wellington and having its capital divided into 60,000 ordinary shares each of which rank pari passu in all respects and which have been issued and are paid up and 15,850 non-voting shares each of which rank pari passu in all other respects with the ordinary shares and which have been issued and are paid up.

          Completion                    completion  by the  parties  of the sale
                                        and purchase of the Shares as provided in clause 5.

          Completion Date               the actual date of  Completion  being 16
                                        July 1997 or 7 days after the conditions
                                        referred   to  in  clause  9  have  been
                                        satisfied   or   waived   by  the  party
                                        entitled to waive the same (whichever is the later) or such other date as may be agreed upon by the parties.

          Consideration                 the sum of $88,050,  the Asset Value and
                                        the Goodwill Value subject to adjustment as provided in clause 3.3.

          Constitution                  the    Memorandum    and   Articles   of
                                        Association   of  the   Company  or  its
                                        Constitution, as the case may be.

          Costs includes any and all costs (on a solicitor and own client basis), expenses, damages, penalties, interest, compensation, and awards.

          Disclosure Letter             the letter of disclosure  referred to as
                                        such, signed by the Vendors and dated and delivered to the Purchaser the same date as this Agreement.

          Escrow Agreement              the Escrow Agreement in the form annexed
                                        as Annexure 3 and entitled Form C to be entered into by BKI, the Vendors and the Trustee.






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                                        3


          Exchange Rate                 the average  between the Westpac buy and
                                        sell rates for the exchange of $NZ to $CAD, at the close of business on the date specified in this Agreement or where a date is not specified, on the last bank Business Day prior to the date of the relevant transaction.

          Goodwill Value                the  value   calculated  by  applying  a
                                        multiple of 4 to the actual audited NPAT of the Company for the Year ending on 31
                                        March 1998 calculated on the basis that an allowance is made for income tax at the rate of 33 %.

          GST Act                       the Goods and Services Tax Act 1985.

          GST Goods and Services Tax levied under the GST Act.

          Intellectual Property         includes confidential information, trade
                                        secrets, drawings, designs,  techniques,
                                        programmes,       processes,      logos,
                                        copyrights,   trade  or  service  marks,
                                        patents, registered designs, and other information and rights capable of being protected under New Zealand or other laws relating to intellectual property no matter how recorded or stored and any applications for same. Interest Rate the cost of funds rate for the BKI Group.

          Last Accounting Date          31 March 1997.

          NPAT                          the  net   profit   after   income   tax
                                        calculated in accordance with generally accepted accounting principals.

          Penalty Rate                  the Westpac  Indicator Lending Rate plus
                                        8 %.

          Premises the premises at 11 Gundry Street, Newton, Auckland and at Level 3, AMP Chambers, 187 Featherstone Street, Wellington together with all other land and buildings owned, occupied or used by the Company. Proceedings includes proceedings, claims, demands, actions, conferences, mediations, conciliations, compromises, arbitrations, hearings or appeals arising out of, preliminary to or in connection with any dispute or alleged dispute.


          Proceedings                   includes proceedings,  claims,  demands,
                                        actions,    conferences,     mediations,
                                        conciliations,              compromises,
                                        arbitrations,    hearings   or   appeals
                                        arising out of, preliminary to or in connection with any dispute or alleged dispute.






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                                        4


          Related Company               a related  company as defined in section
                                        158 of the Companies Act 1955 or section
                                        5 to 8 of the Companies Act 1993, as the case may be.

          Shares all of the existing issued shares in the capital of the Company being acquired by the Purchaser pursuant to this Agreement.

          Statutory Books               the  Company's  Constitution,   and  its
                                        Certificate of Incorporation, Directors'
                                        and Members'  minute  book,  Register of
                                        Members,   Register  of  Directors   and
                                        Secretaries,     Interests     Register,
                                        Register  of Charges  and Seal  Register
                                        (if any).

          Strike Price                  in  respect  of  the  BKI  shares  to be
                                        issued pursuant to this Agreement is the last sale price for BKI shares on the Alberta Stock Exchange on the relevant date.

          Subsidiary                    a subsidiary as defined in sections 5 to
                                        8 of the Companies Act 1993.

          Taxation all forms of taxation (including without limitation capital gains tax, income tax, surtax, estate duty, stamp duty, rates, GST, PAYE, withholding tax, provisional tax, duties, customs and other import or export duties and all other statutory, fiscal, central or local government or municipal impositions, duties and levies) and all re-assessments, penalties, Charges,
                                        Costs  and  interest  relating  to  such
                                        taxation    for     non-compliance    or
                                        otherwise.

          Trustee                       the  trustee  approved  by  the  Alberta
                                        Stock   Exchange   to  hold  BKI  shares
                                        pursuant to the Escrow Agreement.

          Warranties                    the  representations,   warranties,  and
                                        undertakings  of the  Vendors set out in
                                        Schedule 2.

          Year                          a  financial  year  from 1  April  to 31
                                        March in the next year.

       1.2 General Interpretation: In the interpretation of this Agreement, unless the context otherwise requires:

              1.2.1  References  to  the  parties   include   their   respective
                     executors,   administrators,   successors   and   permitted
                     assigns;






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                                        5


              1.2.2 References to persons include individuals, partnerships, firms, associations, corporations and unincorporated bodies of persons, government or semi-government or local body or municipal bodies, and agencies or political subdivisions of them in any case whether having separate legal personality or not;

              1.2.3 Words in the singular shall include the plural and vice versa;

              1.2.4  Words importing one gender shall include the other genders;

              1.2.5 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done;

              1.2.6 Headings have been inserted for convenience only and shall not affect the construction of this Agreement;

              1.2.7 Reference to a statute includes all statutes amending, consolidating or replacing the statute referred to and includes all subsidiary or delegated legislation or exercises of authority under such statute or legislation;

              1.2.8 References to clauses, schedules and annexures shall be construed as references to the same in this Agreement;

              1.2.9  References to money are references to New Zealand currency.

       1.3 Joint and Several: The covenants herein expressed or implied shall bind all persons executing this Agreement and any two or greater number of them jointly and each of them severally.

       1.4 Time of the Essence: Time shall be of the essence of this Agreement both as to dates and periods.

       1.5 Precedence of Documents: If there is any conflict between the provisions of this Agreement and the Escrow Agreement, the provisions of this Agreement shall prevail.

2.     Agreement for Sale and Purchase

       2.1 Sale and Purchase: The Vendors agree to sell and the Purchaser agrees to purchase the Shares for the Consideration.

       2.2 Accrual Rules: The Consideration is the lowest price the parties would have agreed upon at the date of this Agreement for the sale and purchase of the Shares and is consequently the core acquisition price pursuant to Section OB1(c) of the Income Tax Act 1994.






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3.     Consideration and Payment

       3.1 Satisfaction of Consideration: The Consideration shall be paid or satisfied by the Purchaser as follows:

              3.1.1 Deposit: By payment of a deposit on the Completion Date of the sum of $88,050 by way of:

                     (a) A cash payment of $71,183.00 allocated to the Vendors in accordance with clause 3.5;

                     (b) The balance of $16,867 by way of the issue of BKI shares based on Strike Price converted to NZ$ at the Exchange Rate as at 24 April 1997. Such shares shall be issued by BKI to the Trustee to be held in escrow pursuant to the Escrow Agreement but not subject to earn out conditions and released to the Vendors pursuant to clause 3.5 on 31 March 1998.

              3.1.2 Asset Value: The sum of $150,000 shall be paid in cash to Barker on the Completion Date subject to the following:

                     (a) If requested by Barker, the Purchaser shall may interest on the moneys payable under this clause
                            3.1.2 (as adjusted) at the minimum rates specified from time to time under the Fringe Benefit Tax regulations;

                     (b)    The sum of $150,000  shall be subject to  adjustment
                            following   disposal  of  all  assets  specified  in
                            Annexure 4 utilising the following formula:

                            AV = 150,000 x RV
                                 ------------
                                    388,000

                            Where:

                            AV     is the adjusted Asset Value; and

                            RV is the net value realised by the Company upon the termination of the leases for such assets and the disposal of the residual interests of the Company.

                     (c) If the sum calculated pursuant to paragraph (b) is less than $150,000 then the amount of the deficiency shall be refunded upon demand by Barker to the Purchaser. The Purchaser shall have the right to set off any such amount against any Consideration payable under clause 3.2.

                     (d) If the sum calculated pursuant to paragraph (b) exceeds $150,000 then the Purchaser shall procure that excess amount is paid to Barker.






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              3.1.3  Share  Exchange:  The  balance  being  the  Goodwill  Value
                     (subject to adjustment as provided in clause 3.3) shall be paid in the manner provided in clauses 3.2 and 3.3 by way of the issue and allotment to the Vendors free from all Charges of fully paid ordinary shares in the capital of BKI ranking in all respects pari passu with the existing ordinary shares in the capital of BKI.

       3.2 Issue of Shares: The Purchaser shall procure the issue by BKI of the shares pursuant to clause 3.1.3 (Earnout Shares). The Earnout Shares shall be:

              3.2.1  Issued in one tranche by 30 June 1998.

              3.2.2 Issued in numbers which have a value (based on the Strike Price converted to $NZ at the Exchange Rate as at 31 March
                     1998) equal to the Goodwill Value calculated for the Year which ended on 31 March 1998.

              3.2.3 Issued initially to the Trustee to be held in escrow pursuant to the Escrow Agreement and subject to the earn out and escrow conditions specified in clause 3.3 and in the Escrow Agreement.

       3.3 Escrow and Earn Out Provisions: The Earnout Shares shall be held by the Trustee subject to the following conditions:

              3.3.1 The Earnout Shares shall only be released to the Vendors if the Company produces sufficient cumulative Cashflow between 1 April 1997 and the Years ending on 31 March 1998, 31 March 1999 and 31 March 2000 (Earnout Period).

              3.3.2 Earnout Shares shall be released to the Vendors in 3 tranches on 30 June 1998, 30 June 1999 and 30 June 2000 (Release Dates).

              3.3.3 The Earnout Shares to be released on each of the Release Dates shall not exceed in value (based on the Strike Price converted to $NZ at the Exchange Rate as at 31 March 1998) the cumulative Cashflow of the Company between 1 April 1997 and the end of the Year prior to the relevant Release Date.

              3.3.4  Final Adjustment of Acquisition Price:

                     (a) It is agreed that the Goodwill Value shall be reduced on the basis of a $NZ 1.00 reduction for each $NZ 1.00 by which the cumulative Cashflow of the Company over the Earnout Period falls short of the Goodwill Value calculated initially according to the formula provided in clause 1.1.

                     (b) Prior to 30 June 2000 there shall be a final calculation of the Goodwill Value based on the cumulative Cashflow for the three Years ending on 31 March 2000.






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                     (c)    The Goodwill Value and the Consideration  shall then
                            be adjusted accordingly. Any Earnout Shares which are not required to be released to the Vendors following such final calculation shall be cancelled.

       3.4 Dividends on Earnout Shares: Any dividends declared in respect of Earnout Shares held in escrow pursuant to clauses 3.2 or 3.3 shall be held in trust by the Trustee. Such dividends declared in respect of shares which are released to the Vendors shall be paid to the Vendors when the shares are released. Any dividends held in trust by the Trustee in respect of BKI shares which are cancelled will be forfeited to BKI on the date of cancellation.

       3.5 Apportioning of Consideration: The Consideration shall be apportioned amongst the Vendors in the proportions specified in
              Item 2 of Schedule 1 however the Purchaser shall have no responsibility for the apportionment of the cash portion of the Consideration and the Vendors' solicitors' receipt shall be sufficient discharge of the Purchaser's obligations in respect of satisfaction of this amount.

4.     Parties' Obligations on or before Completion

       4.1    Vendors' Obligations: On or before Completion the Vendors shall:

              4.1.1 Release of Liability to Associated Persons: Procure that the Company is released unconditionally from all liability and obligations whatsoever (whether actual or contingent) to the Vendors or any Associated Persons of the Vendors. If such release is not or cannot properly be provided on or before Completion then the Vendors will indemnify the Company and the Purchaser from and against all Costs and Proceedings in respect of such liability and obligations provided that liabilities and obligations incurred in respect of normal trade purchases or transactions on usual commercial terms for payment and performance shall not be required to be so released;

              4.1.2 Access to Premises and Business: Ensure that the Purchaser and its representatives have full access to the Premises, the Statutory Books and the Business Records from the date of this Agreement and will be given promptly all information they may reasonably require concerning the business or affairs of the Company;

              4.1.3 Filing of Satisfactions of Charges: File memoranda of satisfaction with the Registrar of Companies, the High Court Chattels Register or the Land Transfer Office or the Motor Vehicles Security Register (as appropriate) in respect of all Charges registered against the property of the Company except those Charges which are specified in
                     Item 2 of Schedule 4.

              4.1.4 Service Agreement: Procure the execution by the Company of an employment contract for a term of 3 years with Barker as General Manager of the Company in the form annexed as Annexure 2.






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                                        9


              4.1.5 Personal Assets: Procure that all assets owned by the Company but principally employed for the personal use of Barker are sold and removed from the Company asset register by the Completion Date.

              4.1.6 Consultation: Consult with the Purchaser in relation to all matters which materially affect the Company or its operations  including  items  of  capital  expenditure  and general expenses above $3000 or falling outside the ordinary course of business of the Company.

       4.2 Purchaser's Obligations: The Purchaser shall use best endeavours to obtain a release of all of the Company's existing directors and Steven Robert Andoe of all personal liabilities which may arise after Completion in relation to personal guarantees (as specified in Item 3 of Schedule 4) provided by them in respect of obligations of the Company. Should any such releases not be procured then the Purchaser shall indemnify such directors in respect of all Costs and Proceedings which arise in relation to their personal guarantees for acts or omissions of the Company after Completion.

5.     Completion

       5.1 Completion shall take place on the Completion Date at the offices of the Vendors' solicitors Mason Laurie & Stainton at 2.15 p.m. or at such other time or place as the parties shall agree at which time the Purchaser shall be entitled to the possession of the business conducted by the Company and the Vendors will hand to the
              Purchaser:

              5.1.1  Share  Transfers:  Transfers of the Shares to the Purchaser
                     and/or  its  nominee  duly   executed  by  the  Vendors  in
                     registrable form;

              5.1.2 Share Certificates: The share certificates (if any) for the Shares or if none have been issued a statutory declaration by an officer of the Company to such effect;

              5.1.3 Pre-emptive Rights Waivers: A waiver signed by all the Vendors whereby they waive all rights of pre-emption conferred on them by the Constitution or otherwise in respect of the transfer of all or any of the Shares;

              5.1.4 Directors' Resolutions: Evidence of the passing of effective resolutions of the Directors of the Company approving the transfer of the Shares and directing that upon presentation of the same duly executed the name of the Purchaser and/or its nominee (as the case may be) be entered in the Register of Members of the Company in respect of the Shares.

              5.1.5 Shareholders' Resolutions: Evidence of the passing of effective shareholders' resolutions appointing Michael Ridgway as a director of the Company in addition to Jon Barker.

              5.1.6 Releases of Charges over Shares: Unconditional releases of any Charges over any of the Shares;






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                                       10


              5.1.7 Company Records: The Statutory Books, the Business Records and the common seal(s) of the Company or if there is no common seal, a certificate from a director confirming that;

              5.1.8 Pre-conditions: Evidence satisfactory to the Purchaser that the Vendors has fulfilled its obligations under clause 4;

              and against compliance with the above provisions the Purchaser shall pay or satisfy the deposit as specified in clause 3.1.1.

6.     Default at Completion

       6.1 Default by Vendors: Without prejudice to clause 8, if any of the provisions of clauses 4 or 5 are not fully complied with on Completion, the Purchaser may (in addition to and without prejudice to all other rights or remedies available to the Purchaser under this Agreement or otherwise) at the Purchaser's option:

              6.1.1  Rescind: Rescind this Agreement; or

              6.1.2 Completion: Effect Completion so far as practicable having regard to the defaults which have occurred (without releasing the Vendors from liability to comply as soon as possible with the Vendors' obligations under clauses 4 and
                     5); or

              6.1.3 Delay Completion: Fix a new date for Completion not being more than 28 days after the Completion Date) and in that case the Vendors shall pay to the Purchaser interest at the Interest Rate on the Consideration payable on the Completion Date from the date on which Completion was due until Completion takes place. If Completion does not take place other than by reason of a default by the Purchaser then such payment shall not be refundable to the Vendors;

       6.2 Default by Purchaser: Subject to clause 3.6, if from any cause whatsoever save the default of the Vendors any portion of the Consideration is not paid upon the due date for payment the Purchaser shall pay to the Vendors interest at the Interest Rate on the portion of the Consideration so unpaid from the due date for payment until payment, without prejudice to any of the Vendors' rights or remedies.

7.     Warranties

       7.1    Barker's  Warranties:   Barker  warrants  and  undertakes  to  the
              Purchaser in terms of the Warranties and it is agreed that:

              7.1.1 Investigations not to affect Warranties: Except as disclosed in Schedule 3 and/or the Disclosure Letter, the Warranties shall not be modified, qualified or discharged or in any way affected by any investigation made by the Purchaser into the affairs of the Company;






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                                       11


              7.1.2 Separate and Independent: Each of the Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other of the Warranties or any other provision of this Agreement.

       7.2 Reliance on Warranties: The Vendors acknowledge that the Purchaser has entered into this Agreement in reliance (among other things) on the Warranties.

       7.3 Barker's Covenants: Barker warrants, represents and undertakes to the Purchaser and also as a separate covenant to the Company:

              7.3.1 Indemnity: That Barker will keep the Purchaser and the Company fully indemnified against all and any depletion in or reduction in the value of the Shares or any of the assets of the Purchaser or the Company and all Proceedings and Costs reasonably suffered or incurred by the Purchaser or the Company as a result of or in relation to any breach or non-fulfilment of any of the Warranties and all Costs incurred in making, defending or compromising any Proceedings in relation to facts or matters which are or would if proved or might constitute such a breach or non-fulfilment; and

              7.3.2 No Representations Made: That no promise or representation has been made to them in connection with any of the Warranties or the Disclosure Letter in respect of which the Company or any of the directors or employees of the Company might be liable; and

              7.3.3 No Breach of Warranties Prior to Completion: That Barker will procure that (except only as may be necessary to give effect to this Agreement) neither he nor the Company shall do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at any time prior to or on Completion or which would make any of the Warranties inaccurate or misleading if they were so given; and

              7.3.4 Disclosure of Change in Circumstances: Barker will forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to him after the date of this Agreement and prior to Completion which is inconsistent with any of the Warranties or which might render any of them inaccurate or misleading when given at Completion or which might be material to be known by a purchaser for value of the Shares or which might have a material adverse effect on the value of the Shares or any of the assets of the Company.

       7.4 Warranty Limitations: Notwithstanding any other provisions of this Agreement, the warranties are made and given subject to the provisions of Schedule 3.

8.     Rights of Rescission

       8.1 Rescission for Breach: Without prejudice to clause 6, if on or prior to Completion it should be found that:






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                                       12


              8.1.1 Unfulfilled Obligations : Any obligation of the Vendors contained in this Agreement is or will on Completion be unfulfilled; or

              8.1.2 Breach of Warranties : Any Warranty is or may at Completion be inaccurate or misleading;

              then the Purchaser may, without prejudice to any other rights available to it under clause 8.2 of this Agreement, by notice in writing to the Vendors, rescind this Agreement.

       8.2 Effect of Rescission under Clause 8.1: Rescission of this Agreement under clause 8.1 shall not extinguish any right of the Purchaser to damages or compensation to the extent of the audit Costs incurred by the Purchaser.

       8.3    Rescission  for  Matters  other  than  Default:  If on or prior to
              Completion:

              8.3.1 Destruction of Assets: Any asset of the Company shall be destroyed or damaged to an extent which in the opinion of the Purchaser materially and adversely affects the Company or the carrying on of the business of the Company; or

              8.3.2 Material Adverse Change: Any other event shall occur which affects or is likely to affect adversely to a material degree the Company or the financial position, business, assets or profitability of the Company or the value of the Shares to the Purchaser, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement, but the occurrence of such an event shall not give rise to any right to damages or compensation except where Barker has failed to give notice of such event as required by clause 7.3.4.

9.     Conditions

       9.1    This Agreement is conditional upon:

              9.1.1 Charge Holders' Consent: All debenture holders or other Charge holders having Charges over the Shares or any assets of the Company (where the failure to obtain any approval might constitute an event of default under such Charge) approving the transfer of the Shares to the Purchaser and agreeing to release such Charges on terms satisfactory to the Vendors and the Purchaser; and

              9.1.2 Asset Lessor's Consent: Consent being given by the lessor of any assets leased by or on hire or conditional purchase to the Company to the transfer of the Shares to the Purchaser where the failure to obtain such consent might constitute an event of default under such lease or hire or conditional purchase agreement; and






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                                       13


              9.1.3 Government or Regulatory Consents: Consent being given by any New Zealand or Canadian government or regulatory body whose consent is required to enable Completion of this Agreement; and

              9.1.4 Material Contractors' Consent: Consent being given by the other party or parties to any agreement under which the Company enjoys any material benefit where without such consent such agreement might be terminated, which agreements include without limitation those specified in
                     Item 1, Schedule 4; and

              9.1.5 Landlord's Consent: The lessor of the Premises consenting to the transfer of the Shares to the Purchaser; and

              9.1.6 Stock Exchange Approval: The approval of the Alberta Stock Exchange.

              9.1.7 Board Approval: The approval of the board of directors of the Purchaser and of BKI.

       9.2 Fulfilment of Conditions: Each of the parties shall do all acts and things reasonably necessary to procure the fulfilment of the conditions set out in clause 9.1

       9.3 Benefit of Conditions: The Vendors acknowledge that the conditions contained in clauses 9.1.1 to 9.1.7 have been inserted solely for the protection of the Purchaser and accordingly the Purchaser may waive any of such conditions and in such event this Agreement shall remain binding on the parties.

       9.4    Failure of Conditions: Should:

              9.4.1 Not Satisfied: Any of the conditions set out in clause 9.1 not be fulfilled or waived (as the case may be) by 16 July 1997 or such later date as may be agreed by the parties; or

              9.4.2 Unreasonable Conditions: Any consent or approval required in terms of the conditions set out in clause 9.1 be granted on terms not reasonably acceptable to any affected party;

              then this Agreement shall be voidable by notice in writing and this Agreement shall then be at an end and the parties shall not have any further rights or obligations except that the Vendors will repay any deposit.

10.    Non Competition

       10.1 Non-Competition: In consideration of the Purchaser entering into this Agreement and as a condition precedent the Vendors and each of them acknowledge that the value of the Goodwill Value is dependent upon and the Purchaser has agreed to pay the Goodwill Value on the basis that Barker will not carry on a business the same as or in substantial competition with that at present carried on by the Company in opposition to the Company after Completion for






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                                       14


              the period specified below and accordingly Barker covenants and agrees with the Purchaser that:

              10.1.1 Business:  He will not  during a period  of 1 year from the date of termination of his Service Agreement provided for in clause 4.1.4 at any place in New Zealand (except as a servant of the Company or the Purchaser) or except with the prior written consent of the Purchaser be directly or indirectly engaged or connected or interested in either on their own account or as a partner with or as an employee of any other person or as a shareholder, director, officer, consultant, adviser or employee of any person (other than as holder of not more than 5 % of the shares in the capital of any public company if and only so long as such shares are listed on any official stock exchange) or directly or indirectly assist financially any such business; and

              10.1.2 Orders:  He will not on his own  account or for any person, enterprise, firm, trust, joint venture or syndicate solicit orders for such business otherwise than for the benefit of the Company from any person, firm or company who at the Completion Date was or had previously been a customer of the Company; and

              10.1.3 Employees:  He  will  not on his  own  account  or for  any person, enterprise, firm, trust, joint venture or syndicate entice or attempt to entice away from the Company or the Purchaser any employee of the Company or the Purchaser.

       10.2 Provisions with respect to Covenants: Each of the covenants contained in clause 10.1 shall:

              10.2.1 Separate and  Severable:  Be separate and  severable and to the extent that any such provision is unenforceable by reason of its period, scope or area being held by a court of competent jurisdiction to be unreasonable, then such provision shall be limited to the maximum period, scope or area which such court considers reasonable and shall be enforceable on those terms;

              10.2.2 Benefit of Purchaser and Assigns:  Be given for the benefit of and be enforceable by the Purchaser and the Purchaser's successors and assigns.


11.    Post Completion Obligations

       11.1 Loan: The Purchaser shall provide to the Company for marketing purposes an interest free loan of $50,000 following Completion. Such loan shall be repayable as to $25,000 on 31 March 1999 and as to the balance of $25,000 on 31 March 2000.

       11.2 Working Capital: The Purchaser shall not unreasonably refuse to provide funding to the Company for working capital during the Earnout Period if it is required as a consequence of customer sales demand. The Company will be required to pay interest to the Purchaser on all working capital advances for the Year ending 31 March 1998 at the Interest Rate.


12.    Arbitration

       12.1 If any dispute or difference shall arise between any of the parties in any way arising out of or in connection with this Agreement such dispute or difference shall be referred to the arbitration pursuant to the Arbitration Act 1996.

13.    General

       13.1   Non-Merger:  The  warranties,  indemnities,   representations  and
              undertakings set out in this Agreement shall notwithstanding any rule of law to the contrary not merge in the instruments of transfer executed pursuant to this Agreement but shall remain in full force and effect and enforceable to the fullest extent.

       13.2 No Announcement: The parties agree that (except as may be required by law or by the requirements of the Alberta Stock Exchange) they will not make any announcement or disclosures as to the subject matter of this Agreement except in a form and manner and at such time as all parties may agree.

       13.3   Notices:  Any notice to be given pursuant to this Agreement  shall
              be  given  in  accordance   with  and  subject  to  the  following
              provisions of this clause 13.3:

              13.3.1 In  Writing:  All notices  shall be in writing  signed by a duly authorised officer of the party giving the notice or by the party's solicitor:

              13.3.2 Delivery: Without prejudice to any other sufficient mode of delivery, a notice may be sent by hand, prepaid post. telex or facsimile to the address or number (in the case of telex or facsimile) of the intended recipient last advised to the sender in accordance with this clause. The initial addresses and numbers of the parties are:

                     Vendors   c/o Mason Laurie & Stainton
                               Barristers and Solicitors
                               P 0 Box 989
                               AUCKLAND 1
                               Facsimile: 307 2093

                     Purchaser 4 Bond Street
                               Grey Lynn
                               AUCKLAND
                               Facsimile: 376 7891


              13.3.3 Notice  by  Hand:   Subject  to  clause  13.3.6,  a  notice
                     delivered by hand shall be received on delivery;

              13.3.4 Notice by Post:  Subject to clause 13.3.6, a notice sent by prepaid post shall be deemed to be received 3 days after being posted;

              13.3.5 Notice by Telex or Facsimile:  Subject to clause 13.3.6,  a notice sent by telex or facsimile shall be deemed to be received at the time of transmission where a transmission report or answerback code produced by the sender's machine indicates successful transmission;

              13.3.6 Receipt  Outside  Business  Hours:  Any notice  received or deemed to be received pursuant to clauses 13.3.3, 13.3.4 or
                     13.3.5 after 5.00 pm (recipient's time) on a Business Day in the recipient's city or on a day which is not a Business Day in the recipient's city shall be deemed to be received at 9.00 am (recipient's time) on the next Business Day in the recipient's city;

              13.3.7 Proof of  Delivery:  In proving  delivery  of a notice,  it shall be sufficient:

                     (a) By Hand: In the case of a notice by hand, to provide evidence that the notice was delivered to the address of the recipient and no acknowledgement from the recipient shall be necessary;

                     (b) By Post: In the case of a notice by post, to provide evidence that the notice was correctly addressed and posted in a prepaid envelope;

                     (c) By Telex or Facsimile: In the case of a notice by telex or facsimile, to provide the transmission report produced by the sender's machine showing a successful transmission to the correct number of the recipient and to have telephoned the recipient to confirm receipt of a legible copy of such notice.

       13.4 Applicable Law and Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and the parties irrevocably submit to the exclusive jurisdiction of the New Zealand courts.

       13.5   Further  Assurance:  The  parties  will  do all  things  including
              without   limitation  the  execution  of  documents  as  shall  be
              necessary to give full effect to this Agreement.

       13.6 Entire Agreement: This Agreement including all schedules, annexures and exhibits to it, and any documents incorporated by express reference forms the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings between the parties with respect to that subject matter. If there is any conflict between the terms of this document and any other document forming part of this Agreement, the terms set out in this document shall prevail.

       13.7   Variation: This Agreement may only be varied by an express written
              agreement   executed  by  all  the  parties  or  by  persons  duly
              authorised in writing on their respective behalf.






                                     E-170
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                                       17


       13.8 Costs: Each party shall bear their own costs of and incidental to the preparation, Completion and implementation of this Agreement.

       13.9 Waiver: No failure to exercise and no delay in exercising on the part of the Purchaser any right under this Agreement shall operate as a waiver of that right nor shall any single or partial exercise of any right preclude any other or further exercise of such right or the exercise of any other right. Any such waiver unless otherwise expressly agreed in writing, shall only apply in respect of the particular circumstances for which it is given.

       13.10 Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. The parties will co-operate to circulate all counterparts to each other for the purposes of having all counterparts executed by all parties as soon as practicable following Completion.






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                                       18




EXECUTED by the parties.


SIGNED by                                     )/s/ J. H. BARKER
JONATHAN HUGH BARKER                          )--------------------------------
                                              )J H Barker



SIGNED by                                     )/s/ J. H. BARKER
JONATHAN HUGH BARKER                          )--------------------------------
as duly authorised agent for                  )M Dobson per duly authorised
MOIRA DOBSON                                  )agent J H Barker



SIGNED by                                     )
JONATHAN HUGH BARKER                          )/s/ J. H. BARKER
as duly authorised agent for                  )--------------------------------
RILEY THORPE ASSOCIATES                       )Riley Thorpe Associates per duly
                                               authorised agent J H Barker




SIGNED by                                     )/s/ J. H. BARKER
JONATHAN HUGH BARKER                          )--------------------------------
as duly authorised agent for                  )M Laverty per duly authorised
MICK LAVERTY                                  )agent J H Barker





SIGNED by                                     )
JONATHAN HUGH BARKER                          )/s/ J. H. BARKER
as duly authorised agent for                  )--------------------------------
CLAIRE PHILIPSON                              )C Phillipson per duly authorised
                                               agent J H Barker

SIGNED by                                     )/s/ J. H. BARKER
JONATHAN HUGH BARKER                          )--------------------------------
as duly authorised agent for                  )G Andoe and J Andoe per duly
GEOFF ANDOE and JO ANDOE                      )authorised agent J H Barker



Witness to all of the above signatures


      /s/ ILLEGIBLE                         Witness's Signature
------------------------------------------

      /s/ ILLEGIBLE                         Name
------------------------------------------

      /s/ ILLEGIBLE                         Occupation
------------------------------------------

      /s/ ILLEGIBLE                         Address
------------------------------------------







SIGNED for BROCKER (N.Z.)                     )Signature    /s/ HAL LINSTROM
INVESTMENTS LIMITED by:                       )          ----------------------
                                              )Name         Hal Linstrom
                                              )          ----------------------
                                                         Director/Officer



                                              Signature
                                                        ----------------------
                                              Name
                                                        ----------------------
                                                        Director

                                              (C) Lowndes Jordan
                                              Auckland 1997

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                                       20


                                   SCHEDULE 1

Item 1.

Shareholders                       Class A       Class B    Shareholdings
                                   Shares        Shares

Jonathan Hugh Barker               49,696        13,958        63,654
Moira Dobson                        6,503           702         7,205
Riley Thorpe Associates             1,301           140         1,441
Mick Laverty                          800           570         1,370
Claire Philipson                    1,000           200         1,200
Geoff Andoe and Jo Andoe              700           280           980
(jointly)
Total                              60,000        15,850        75,850




Item 2.

Shareholders              Share of Cash   Value of Deposit       Value of
                            Deposit          Shares to be     Goodwill Value
                          (clause 3.5)         Issued             Shares
                                             (Clause 3.5)    (Clauses 3.1.3 and
                                                                   3.5)

Jonathan Hugh Barker       31,827.00               0              83.92%
Moira Dobson               23,250.24           9,964.00            9.50%
Riley Thorpe                4,650.05           1,993.00            1.90%
Associates
Mick Laverty                4,420.93           1,895.00            1.81%
Claire Philipson            3,872.35           1,660.00            1.58%
Geoff Andoe and Jo          3,162.42           1,355.00            1.29%
Andoe (jointly)
Total                      71,183.00          16,867.00             100%

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                                       21



                                   SCHEDULE 2

                             Warranties (clause 7.1)


1.     General

       1. 1 Disclosure Letter: All information contained or referred to in the Disclosure Letter is true complete and accurate in all respects and Barker is not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

       1.2 Agreement: The provisions of the recitals to this Agreement, clause 1.1 of this Agreement and all information contained in the Schedules and Annexures to this Agreement are complete and correct in all respects.

       1.3 Information Supplied: All written information which has been given or authorised to be given by Barker or any of the directors or secretary or any of the officials of the Company or by any professional advisers of the Vendors or the Company to the
              Purchaser or to any of its directors officials agents or professional advisers in the course of the negotiations leading to this Agreement was when given and will at Completion be true complete and accurate in all respects and Barker is not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

       1.4 All Necessary Disclosures Made: All the facts and circumstances relating to the Shares and to the assets, business and affairs of the Company material for disclosure to an intending purchaser of the Shares have been disclosed to the Purchaser or its advisers in writing and any such facts arising prior to Completion will forthwith be disclosed in writing to the Purchaser or its advisers.

       1.5 Constitution: The Constitution of the Company to be handed to the Purchaser pursuant to this Agreement will be an accurate copy or originals, if available, of the documents in force at Completion and will have annexed a copy of every resolution required to be annexed by the Companies Act 1955 or the Companies Act 1993, as the case may be.


2.     Shares

       2.1 Shares: The Shares constitute the whole of the issued and allotted share capital of the Company and they are and will be on Completion held by the Vendors in the Vendors' own right.

       2.2 Encumbrances: There is not any and will not at Completion be any Charge on, over or affecting the Shares and there is no agreement or commitment to give or create any such Charge and no demand has been made by any person claiming to be entitled to any such Charge.

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                                       22


       2.3 No Subsidiaries: The Company never has had and does not have and will not prior to Completion without the prior written consent of the Purchaser create or acquire any Subsidiary or any shares in any other company other than the Company's Subsidiaries.

       2.4 No Increase in Capital: The Company has not since the Last Accounting Date and will not pending Completion increase its share capital or subdivide, amalgamate, or consolidate the Shares or any of them nor has it or will it agree to do so.

       2.5 No Decrease in Capital: The Company has not at any time repaid or agreed to repay or redeem or buy back or repurchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class of its share capital and has not at any time amalgamated or agreed to amalgamate with any other company.

       2.6    No Related Companies: The Company has no Related Companies.

       2.7 No Change of Capital Structure or Name: Barker will not permit to be passed before Completion any resolution by the Company:

              2.7.1  Altering its share capital;

              2.7.2  Altering the rights or obligations  attaching to any of the
                     Shares:

              2.7.3  Changing its name;

              2.7.4  Altering its Constitution.


3.     Accounts

       3.1 Books of Account: All the Business Records and Statutory Books are in the Company's possession or under its control and have been fully and correctly completed and will pending Completion continue to be so completed and there are and will pending Completion be no material inaccuracies or discrepancies of any kind contained or reflected in any of them. They give and reflect and at Completion will give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors, work in progress and stock.

       3.2 Retention of Records: The Company holds and will on Completion have in its possession all books of Account and other records which it is bound by law to retain in its possession either indefinitely or for a particular period or periods of time.

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                                       23


       3.3    Accounts:

              3.3.1 True and Fair View: The Accounts are complete and accurate and give and reflect and will at Completion give and reflect a true and fair view of the Company, its activities and its financial status in all respects.

              3.3.2  Comply  with   Statute:   The  Accounts   comply  with  all
                     applicable requirements of the Companies Act 1955, the Companies Act 1993 and the Financial Reporting Act 1993, as the case may be.

              3.3.3 GAAP: The Accounts have been prepared in accordance with generally accepted accounting practice as that term is defined in the Financial Reporting Act 1993 and to the extent consistent with such generally accepted accounting practice on a basis consistent with that adopted for preceding accounting periods.

              3.3.4 No Unusual or Extraordinary Items: The Accounts are not affected by any unusual extraordinary exceptional or non-recurring items or by any other factor rendering the results set out in the Accounts (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been.

              3.3.5 Financial Position: The Accounts properly reflect the financial position of the Company as at the Last Accounting Date and of its results for the accounting period ending on that date.

              3.3.6 Full Disclosure: The Accounts fully disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of the Company as at the Last Accounting Date and make full provision and/or reserve for all such liabilities.

              3.3.7 Provisions for Losses: The Accounts make full provision for any foreseeable losses which may arise on Completion and/or on realisation of stock and/or on Completion of any existing or proposed contract.

              3.3.8 Provision for Bad Debts: The Accounts make adequate provision for all bad and doubtful debts of the Company and for depreciation of the fixed assets of the Company having regard to their original cost and estimated useful life.

              3.3.9  Financial  Commitments:  The  Accounts  fully  disclose all
                     financial   commitments   in   existence  as  at  the  Last
                     Accounting Date.

       3.4 Period Between Agreement and Completion: From the Last Accounting Date to Completion:

              3.4.1 Conduct of Business: The Company has carried on and will carry on its business in an efficient normal and proper manner so that the financial standing and position of the Company as at Completion will not have deteriorated materially from that disclosed in the Accounts:






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              3.4.2  Liabilities:  The  Company  has not  incurred  and will not incur any liability (whether contingent or otherwise) and has not made any payments except in the normal and ordinary course of business;

              3.4.3 Disposals: The Company has not disposed of and will not dispose of any material portion of its undertaking or any material part of its fixed assets or any of its goodwill;

              3.4.4 Acquisitions: The Company has not acquired any assets of a capital nature and will not acquire any assets of a capital nature exceeding $3,000 in value without the Purchaser's prior consent;

              3.4.5 Revaluations: The Company has not revalued upwards and will not revalue upwards any of its assets;

              3.4.6 Capital Investments: The Company has not entered into and will not enter into any material capital investment or commitment in excess of $3,000 in aggregate or any major transaction as that term is defined in section 129(2) of the Companies Act 1993;

              3.4.7 Dividends: The Company has not declared, paid or made and will not declare, pay or make any dividend, bonus or similar distribution;

              3.4.8 Insurance: The Company has kept and will keep effectively insured to the full insurable amounts all assets and undertaking of the Company against all normal insurance risks including reasonable loss of profits insurance;

              3.4.9 Terms of Trade: The Company has not made or permitted and will not make or permit any change to any of its product lines or to the terms or conditions of any agency held by the Company or to the selling prices or terms and conditions of sale of any products or services of the Company;

              3.4.10 Turnover:The  Company has  attained a turnover no less than that for the corresponding period in the previous financial year:

              3.4.11 Deposits:  The Company has  deposited  and will deposit all amounts received by it to the credit of its bank account and such amounts appear in the appropriate books of Account;

              3.4.12 Debts:  The Company  has paid and will  continue to pay all its debts as they fell or fall due.

       3.5 Non-Disclosure of Liabilities: If it is discovered before or after Completion that the Company was liable at the Completion Date (whether contingently or otherwise) to any person in respect of the Company prior to the Completion Date except in the ordinary course of business which liability has not been fully disclosed to the Purchaser then without prejudice to any other rights of the Purchaser, Barker will immediately upon demand by the Purchaser pay to the Purchaser or as directed by the Purchaser the amount of each such liability after deducting from each such liability any saving to the Company in Taxation as a result of such liability. For the purposes of this clause:






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                                       25


              3.5.1 The word "liability" shall include liability for or in respect of Taxation or any re-assessment thereof which the Company may be required to pay in respect of any period prior to the Completion Date and which has not been so fully disclosed and any amount whatsoever (including all Costs in connection therewith) arising out of any occurrence or happening which shall have taken place prior to the Completion Date;

              3.5.2 Provision of any amount by way of note to the Accounts shall not be deemed to be provision of that amount in the Accounts.


4.     Stock

       4.1 Valuation: The methods of valuing stock and work in progress as at the Last Accounting Date (which included a physical stocktaking) were the same as those adopted for the 3 immediately preceding financial years and all redundant and obsolete stock was wholly written off all slow moving stock was written down appropriately and the value attributed to the remaining stock did not exceed the lower of direct cost or net realisable value.

       4.2 Changes to Stock Since Last Accounting Date: The stock on hand at Completion will comprise the stock as at the Last Accounting Date less stock sold and with the addition of stock bought in the ordinary course of business since that date and no stock currently held other than that written off or written down in the Accounts or which are service spares, is slow moving, out of date or fashion, redundant or obsolete or which will not realise its book value within 12 months of the Completion Date.


5.     GST

       5.1 Registration: The Company is registered for the purposes of the GST Act and:

              5.1.1 Not a Member of a Group: The Company has not at any time been a member of a Group or been treated as a member of a Group for such purposes and no application for it to be so treated has at any time been or pending Completion will be made and no act or transaction has been or pending Completion will be effected in consequence whereof the Company is or may be held liable for any GST chargeable against some other company except the Company's Subsidiaries;

              5.1.2 Compliance with GST Act: The Company has complied and pending Completion will comply in all respects with the GST Act legislation;

              5.1.3 Maintenance of Records: The Company has given obtained made and maintained and pending Completion will give, obtain, make and maintain complete correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the GST Act;

              5.1.4 No Arrears: The Company is not and will not pending Completion be in arrears with any payment or returns under the GST Act or liable to any






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                                       26


                     abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such payment;

              5.1.5 All Supplies Taxable: All supplies made and to be made pending Completion by the Company are taxable supplies and the Company is not and will not pending Completion be denied credit for any input tax.


6.     Taxation

       6.1 Returns Made: All forms, notices, elections, computations, payments (including, without limitation, any fines or penalties) and returns which should be made by the Company for any Taxation purpose have and will at Completion have been made and are and will be up-to-date, correct and on a proper basis and none of them is now or will at Completion be the subject of any dispute with the Inland Revenue Department or any other Taxation collection agency. In particular the returns in relation to provisional Taxation will not give rise to any assessment, adjustment or set-off (including any claim for interest on unpaid Taxation) by the Inland Revenue Department.

       6.2 Provision in Accounts: Full provision and reserves were made in the Accounts in respect of all Taxation liabilities to or for which the Company was at the Last Accounting Date or at any time since may have become or may become liable to be assessed or charged or to pay. Provision of any amount by way of a notice to the Accounts shall not be a provision for the purposes of this paragraph.

       6.3 No Non-commercial Transactions: The Company has not at any time entered into a transaction or series of transactions containing steps inserted without any commercial or business purpose apart from the obtaining of a Taxation or stamp duty advantage.

       6.4    Debtors  Recorded  Appropriately:  All  amounts  included  in  the
              Accounts or (in the case of an amount arising after the date of the Accounts) in the books of the Company as due from Debtors represent amounts actually invoiced by the Company to such debtors not earlier than 3 months prior to the Last Accounting Date (or in the case of an amount arising after the date of the Accounts not earlier than 3 months prior to the date on which it was recorded in the books of the Company) and no part of such amounts still outstanding has been released on terms that any debtor pays less than the full book value of its debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable or has been compromised on any terms.


7.     Loans

       7.1 No Undisclosed Loans: The aggregate amount appearing in the Accounts as being outstanding in respect of loans owing by the Company was at the Last Accounting Date the aggregate of all loans or financial accommodation of whatever nature from any source so outstanding.






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                                       27


       7.2 Loans Within Corporate Powers: Such aggregate did not (and the amount outstanding in respect of loans owing by the Company does not and will not at Completion) exceed any limitation on the Company's borrowing contained in its Constitution or in any loan offer, facility letter, debenture or other deed or document executed by it or, in the case of borrowings on overdraft, its overdraft facilities.

       7.3 Loans from Directors or Shareholders: All amounts outstanding and appearing in the books of the Company as loan accounts or as due to directors or shareholders wholly represent money or money's worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered and (save for such remuneration) no part thereof has been provided directly or indirectly out of the assets of the Company.

       7.4 No Repayments: The Company has not repaid and pending Completion will not repay any loans or other financial accommodation in whole or in part nor has it by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loans or borrowed moneys and pending Completion no such default will occur.


8.     Liabilities and Commitments

       8.1 No Capital Commitments: Since the Last Accounting Date the Company has not except in the ordinary course of business made any capital expenditure or incurred any capital commitments nor has it disposed of or realised any substantial capital assets or any interest in such assets and has no outstanding capital commitment and pending Completion no capital commitments nor disposals of capital assets or land or any estate or interest in such assets or land will be undertaken by the Company without the prior written consent of the Purchaser.

       8.2 No Guarantees: The Company is not and will not prior to Completion become a party to any contract of guarantee or indemnity.

       8.3 No Material Contracts: The Company has not entered into and will not enter into any material contract (including the granting of options to purchase or Charges over all or any of the Company's assets) except in the normal and ordinary course of business and that the Company has not and will not become a party to any unusual, abnormal or onerous contract or agreement whatsoever.

       8.4 No Long Term Contracts: The Company is not and will not on Completion be a party to any contract of service or supply which cannot be terminated by not more than 1 month's notice without giving rise to any claim for damages or compensation.

       8.5 No Commitments since Last Accounting Date: The Company has not since the Last Accounting Date been and will not at Completion be a party to any contract, commitment or arrangement of any nature except such as have been entered into in the normal and ordinary course of trading and are capable of being wholly






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                                       28


              satisfied or performed within 3 months from Completion or of being terminated within such period without cost to the Company.

       8.6 No Arrangements: The Company is not and will not on Completion be a party to any joint venture, partnership, syndicate or other consortium arrangement.

       8.7 No Agents: No person is authorised to act as agent for the Company or otherwise to bind the Company other than the directors of the Company acting as a board and the Company has not appointed any agents, distributors or managers in respect of any of its products or services in any part of the world.

       8.8 No Default under Agreements: The Company is not now, nor pending Completion will it become, in default under any agreement to which it is or may become a party or in respect of any other obligations binding upon it an no event has occurred which would enable any third party to terminate any contract or any benefit enjoyed by the Company.


9.     Employees

       9.1 Full Disclosure of Terms: Full disclosure in writing of the current rate of remuneration, fees and expenses payable to each officer and employee of or consultant to the Company and the terms of such employment or consultancy (including obligations in respect of any directors' or officers' keyman or indemnity insurance) have been made to the Purchaser in writing and no such officer or employee or consultant has given notice or is under notice of dismissal or termination of employment of any consultancy agreement.

       9.2 No Amounts Due: No amounts are due to or in respect of any former officer or employee or consultant and there are outstanding no arrears of salary, wages, fees, holiday pay or other remuneration.

       9.3 No Industrial Disputes: The Company is not involved in any industrial or trade dispute or any dispute with any trade union or organisation or body of employees.

       9.4 No Changes: No change has been made in the terms of employment or consultancy by the Company of any person who was employed at the Last Accounting Date and pending Completion the Company will not without the Purchaser's prior written consent engage any new employee or consultant.

       9.5 No Other Payments: No moneys other than in respect of remuneration or emoluments of employment or fees are payable to or for the benefit of any director or officer of the Company.

       9.6    No  Profit  Sharing:  The  Company  is not and will not  prior `to
              Completion become a party to any agreement with any director, officer, employee or consultant of the Company under which any such person is entitled to a share of profits of the Company or to any bonus calculated on profits or to participate in any share incentive scheme or share option scheme or similar arrangement and that no pensions, retiring allowances or other benefits are or will be payable by






                                     E-182
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                                       29


              the Company to any director, officer or employee of the Company during such person's employment or consultancy.

       9.7 No Schemes: There are not now and will not on Completion be in existence any retirement, death or disability benefit schemes for directors or employees or any obligations to or in respect of any present or past directors or employees with regard to retirement, redundancy, death, sickness or disability pursuant to which the Company is or may become liable to make any payments.

       9.8 No Breaches of Contract: Since the Last Accounting Date no liability has been incurred or payment made by the Company for breach of any contract (whether express or implied) of service, for redundancy or for compensation for loss of office or wrongful dismissal or in respect of retirement, death, sickness or disability and no gratuitous payment has been made or will prior to Completion be made or promised by the Company to or in respect of any director or employee.

       9.9 No Liability for Leave Payments: The Company is not and will not at Completion be under any liability to any person in respect of long service leave or accrued annual leave.

       9.10 Compliance with Legislation: The Premises and operation of the business of the Company and the terms on which the employees of the Company were recruited and are employed comply and will at Completion comply with the Employment Contracts Act 1991, the Equal Pay Act 1972, the Human Rights Act 1993, the New Zealand Bill of Rights Act 1990, the Wages Protection Act 1983, the Holidays Act 1981, the Health and Safety in Employment Act 1992 and all applicable legislation governing employment and safety of employees.


10.    Statutory Obligations

       10.1 Holding of Licences: The Company holds and will on Completion be in possession of all current licences (including import licences and concessions, if any) consents, authorities and permits from or issued by any Governmental Department, municipal or local body or other authority whether in respect of the Premises, plant, machinery, buildings or other assets of the business or otherwise necessary or required to enable it to carry on its business fully and effectively and that the Company has not had notice that any such licences, consents, authorities or permits are being or are likely to be withdrawn or in any manner qualified whether by reason of the sale of the Shares or otherwise howsoever.

       10.2 No Requisitions: There has not since the Last Accounting Date been and will not on Completion be any unsatisfied requisitions by or dispute with any local body health authority, government or ad hoc authority or other body or official or authority having competent jurisdiction affecting or relating to any of the Premises, plant, machinery, buildings or other assets of the business, or the employment of staff by the Company.

       10.3 No Illegal Trade Practices: The Company is not, has not been and will not pending Completion be a party to any agreement, arrangement, understanding or practice which is contrary to the provisions of the Commerce Act 1986. or the Fair Trading Act 1986, or the Consumer Guarantees Act 1993, or the Privacy Act 1993.

       10.4 No Breach of Statute: The Company has not committed any breach which was unremedied at the Last Accounting Date of any statutory provision, order, bylaw or regulation (in every case whether applicable in New Zealand or elsewhere) binding on or applicable to it with regard to the formation and operation of the Company, the carrying on of the business of the Company or any other matter relating to the Company and that the Company has not since such date and will not prior to Completion commit any such breach.

       10.5 All Documents Stamped: All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets or to which the Company is a party and which attract stamp duty have been duly stamped and no liability to pay stamp duty will arise as a result of Completion by virtue of any previous transfer of any property, undertaking or assets to the Company in particular but without limitation under section 13(4) of the Stamp and Cheque Duties Act 1971.

       10.6 Compliance with Companies Act: The Company has complied with and will up to Completion comply with all the requirements of the Companies Act 1955 or the Companies Act 1993 (whichever is applicable) and any Act or Acts amending the same in relation to the filing of all documents required to be filed with the Registrar of Companies and otherwise howsoever.

       10.7 All Registers Complete: The entries in the Register of Members, Register of Directors and Secretaries, Interests Register, Register of Charges and Register of Directors' Shareholdings of the Company are correct and that such registers have been properly kept.

11.    Properties and Assets

       11.1 Leasehold Premises: The Premises are held upon lease terms which have been fully disclosed to the Purchaser.

       11.2 Title and Compliance: The Company had on the Last Accounting Date and will on Completion have sole title to and possession and control of all the freehold and leasehold properties used or occupied by it free from all leases, tenancies or Charges and each of the said properties complies and will on Completion comply with the local body code or ordinances affecting the same and with all other statutory, local body and other regulations and requirements.

       11.3 All Premises Included: The Premises comprise all the freehold and leasehold land and premises owned, used or occupied by the Company and all the estate interest right and title whatsoever of the Company in, under, over or in respect of any such land or premises.






                                     E-184
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                                       31


       11.4 Compliance with Statutes: The Company has complied with all provisions of the Building Act 1991, Resource Management Act 1991 and all other legislation (including regulations, bylaws, ordinances, codes of practice, circulars and guidance notes made thereunder) relating to building, planning or environmental matters and dealing with (but without limitation) waste, contaminated land, discharges to land or ground and surface water or sewers, emissions to air, noise, dangerous, hazardous or toxic substances and materials, nuisance or health and safety and there are no actions, claims or proceedings (whether actual or potential) existing in relation to such matters nor is likely to arise any liability in relation to such matters.

       11.5 Compliance with Leases: The Company has paid all rent that may be payable and has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions, agreements, statutory requirements, planning or building or resource consent, bylaws, orders and regulations affecting the Premises or any business carried on the Premises and no notice of any breach of any such matter has been received nor is the Vendors aware of any such breach having occurred.

       11.6 No Defects: No structural, drainage or other material defects have appeared in respect of or affected the buildings and structures on or comprising the Premises or any parts thereof and all such buildings are in good and substantial repair and condition and none has been constructed, maintained, altered or repaired using materials containing any deleterious building material and none of the Premises has been affected by flooding or subsidence.

       11.7 No Other Matter: There is no other matter of which the Vendors are or ought to be aware on reasonable enquiry and which adversely affects the value of any of the Premises or casts any doubt on the right or title of the Company to those Premises or its use of those Premises for its business which should be revealed to a Purchaser of the Shares of the Company or other person entering into this Agreement.

       11.8 Plant and Machinery: The Company's plant and machinery (including fixed plant and machinery) and all equipment furniture and vehicles are in good repair and condition (fair wear and tear excepted) and in satisfactory working order and none of it is surplus to the Company's requirements.

       11.9 Debts Recoverable: The amount of all debts due or recorded in the Accounts or the books of the Company as being due to the Company as at Completion (less the amount of any provision or reserve made in the Accounts or the books of the Company in respect of any particular debts) will be good and collectable in full in the ordinary course of business and in any event not later than 3 months after Completion and none of the said debts is or will at Completion be subject to any counterclaim or set-off except to the extent of any such provision or reserve.

       11.10 Debtors Recovery: Should any of the debtors of the Company as at the Completion fail to satisfy its liability to the Company in full within 3 months from the Completion Date and the aggregate amount due to such debtors exceeds $3,000, the Vendors will immediately upon demand by the Purchaser pay to the Purchaser (or the Purchaser may deduct from the Consideration) the amount of






                                     E-185
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                                       32


              such excess amount. Following payment of such amount the Purchaser shall be entitled to an assignment of the benefit of such excess debts.

       11.11  Changes Since the Last Accounting  Date: Since the Last Accounting
              Date:

              11.11.1 NoWrite-Offs or Write-Downs: None of the assets of the Company have been written off or written down nor has there been any agreement for the release of any person under liability to the Company:

              11.11.2 Cash: The Company has neither disbursed nor received any cash except in the ordinary course of its business and amounts received by the Company have been deposited with its bankers and appear in the appropriate books of Account;

              11.11.3 Depletion in Assets: There has been no depletion in the net assets of the Company and they have not been materially diminished by the negligent, wrongful or fraudulent act of any person;

              11.11.4 GAAP: Everything which should according to generally accepted accounting practices (as defined in the Financial Reporting Act 1993) have been written up or recorded in the Statutory Books and financial records of the Company with respect to the asset of the Company (including the Premises), has been written up and recorded;

              11.11.5 Compliance with Notices: There have been no notices, claims or demands served on the Company in respect of any of its assets (including the Premises) which have not been fully complied with. 12. Intellectual Property

       12.1 All Intellectual Property Included: The Consideration for the Shares is assessed on the basis that all licences and all Intellectual Property or other similar rights relating to the business of or used by the Company, if any, which are at present owned solely and beneficially by the Company and that all of such rights shall remain the property of the Company as the case may be to the intent that the Company shall be the sole unencumbered and undisputed owner of all such things as at Completion.

       12.2 No Intellectual Property Agreements: The Company has not entered into any agreement or arrangement for the provision of technical information or assistance or granting rights in respect of any patents, trade marks or registered designs or copyright and that to the best of Barker's knowledge and belief the operations of the Company do not infringe any patent or other intellectual property right of any kind vested in any other party.

       12.3 Disclosure of Intellectual Property: Full details of all Intellectual Property owned or used by the Company have been given to the Purchaser and no person has been authorised to make any use whatsoever of any lntellectual Property owned by the Company and the Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets, technical processes, confidential information, Intellectual Property or lists of customers or suppliers to any other person.

       12.4 Use of Names: The Company is entitled to use its trade names in those parts of the world in which it currently conducts its business or its products are sold to its customers and no person has been authorised to make any use whatsoever of either such name and the use of such names by the Company does not infringe the rights of any other person or entitle any other person to a claim against the Company and neither name is being used claimed opposed or attacked by any other person.

       12.5 Name: The Company has not consented to and will not before Completion consent to the adoption of a similar name by any other company or person.

       12.6 Intellectual Property Not Disputed: The Intellectual Property rights of the Company have not been and will not at Completion be challenged or disputed by any third party and the Vendors are not aware of any facts or circumstances which might entitle a third party to challenge the Company's ownership or use of the Intellectual Property used in the business.

13.    Commercial Matters

       13.1 All Actions Indemnified: There is no cause of action in respect of which the Company is not fully indemnified which could and might be used for the purpose of commencing proceedings either civil or criminal.

       13.2 No Legal Proceedings: The Company is not engaged in any Proceedings whatsoever nor are any Proceedings of any kind being taken against it nor is Barker aware of any Proceedings against the Company pending or threatened.

       13.3 No Breaches of Contract: The Company is not and will not on Completion be in breach of any contract, commitment or arrangement of any nature whatsoever to which it is now or will then be a party and is not and will not on Completion be a party to any contract, commitment or arrangement which may be unenforceable by the Company by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal.

       13.4 Insurance: Full details of all insurance policies maintained by the Company have been supplied to the Purchaser and all such insurances are now in force and all premiums due have been paid and pending Completion the Company shall not permit any of its insurances to lapse or do or omit to do anything the doing or omission of which would make any such policy of insurance void or voidable or would or might result in an increase in the rate of premiums and no claims are outstanding and nothing has occurred to give rise to any such claim.

       13.5 No Notice from Lenders to Repay: The Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company and Barker is not aware of any circumstances likely to give rise to any such notice being given or which would enable any such notice to be given.

       13.6 Effect of Acquisition of Shares: Barker has no reason to believe that as a result of the proposed acquisition of the Shares by the
              Purchaser:

              13.6.1 No Cessation of Supplies:  Any supplier of the Company will cease supplying the Company or may substantially reduce its supplies to the Company or alter the terms on which it supplies the Company; or

              13.6.2 No  Cessation  of Custom:  Any customer of the Company will terminate any contract with the Company or cease or materially reduce its business with it; or

              13.6.3 No Notice of  Termination  of  Employment:  Any  officer or
                     senior   employee  of  the  Company  will  give  notice  of
                     termination of his or her employment with the Company; or

              13.6.4 No Termination of Contracts: Any of the licences, consents, approvals, agreements or contracts currently granted to or entered into by the Company required in connection with the carrying on of its business in the manner in which it has been carried on at any time during the 2 years prior to the date hereof will be withdrawn, cancelled or be capable of termination.

       13.7 Arm's Length Supplies: All supplies of goods or services to the Company are purchased by the Company direct from manufacturers or suppliers on an arm's length basis and no commissions or similar payments are made to the Vendors or any other intermediaries in respect of such supplies.

       13.8 No Outstanding Offers: No offer, tender or the like given or made by the Company and still outstanding is capable of giving rise to a contract merely by any unilateral act of a third party.

       13.9 No Liabilities: The Company does not have and at Completion will not have any outstanding debts, liabilities, contracts or engagements, guarantees, undertakings or liabilities (including contingent liabilities) other than liabilities implied by statute or disclosed in the Accounts or incurred in the ordinary and proper course of its trading business.

       13.10 Continuance of Name: The Company does not and pending Completion will not use on its letterheads, brochures, sales literature, books, Premises or vehicles or otherwise carry on its business under any name other than its corporate name.

       13.11  Electronic  Storage:  The  Company  has not and will  not  pending
              Completion have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. There has been no breach of any service or maintenance contract relevant to any such
              electronic,   mechanical  or  photographic  process  or  equipment
              whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

       13.12 Transactions with Associated Persons: The Vendors and their Associated Persons have not entered into and will not prior to Completion enter into any loan, borrowing, agreement or other arrangement with or on behalf of the Company (other than as employee of the Company on terms fully disclosed to the Purchaser) and are not and will not at Completion be interested, whether directly or indirectly, in or have any Charge over any of the assets of the Company.

14.    Corporate Matters

       14.1 Share Capital: There is not now outstanding and will not be outstanding at Completion in respect of the Company any option or agreement under which any person has or may in any circumstances have or acquire the right to subscribe for or purchase any share or loan capital of the Company or to convert any stock or share or security into share capital or into share capital of a different class.

       14.2 Attorneys: The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of employees to enter into routine trading contracts in the normal course of their duties) nor will it do so prior to Completion.

       14.3 Officers: Since the Last Accounting Date no appointments or removals of any officers of the Company have been made.

       14.4 Ultra Vires Contracts: To the best of Barker's knowledge and belief none of the activities or contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.

                                   SCHEDULE 3

                                  (clause 7.4)


1. Warranty Limitations: Notwithstanding any other provisions of this Agreement, Barker shall not be liable in respect of any Proceedings or Costs for breach of any of the Warranties or other breach of this
       Agreement:

1.1 Notice: Unless, promptly after the Purchaser becomes aware or ought to have become aware of any breach, they shall have received from the Purchaser written notice containing full details of the relevant Proceedings including, if practicable, the matter or default which gives rise to the Proceedings, the breach that results and the amount claimed in respect of the Proceedings:

       1.1.1 Other than Taxation: In the case of any of the Warranties other than Warranties in relation to Taxation, within a period of 2 years after Completion; or

       1.1.2 Taxation: In the case of any of the Warranties in relation to Taxation, within a period ending the earlier of the date 7 years after Completion and the date falling six weeks after the date on which any relevant statutory limitation period in the jurisdiction relevant to the Taxation Proceedings shall expire;

       and (unless the relevant Proceedings shall have been withdrawn or satisfied) action in a court of competent jurisdiction in respect of such breach shall have been commenced within 1 year after receipt of such notice;

1.2 Aggregate of Warranties to Exceed Specified Amount: Unless the aggregate amount of the liability of Barker for all such Costs and Proceedings exceeds $5,000;

1.3 Limit for Single Proceedings: Unless, in respect of any single breach of any of the Warranties, the amount of the liability of Barker for such Costs and Proceedings in respect of such breach exceeds $1,000;

1.4 Exclusion where Covered by Insurance: If and to the extent that (after taking account of related Costs and any normal excess in such policy) recovery is made by the Purchaser or the Company under any policy of insurance effected by or for the benefit of the Company in respect of any of the subject matters of such Proceedings;

1.5 Exclusion where Recovery under Another Agreement: If and to the extent that those Proceedings or Costs occasioned thereby has been recovered under any other agreement entered into between the parties and vice versa;

1.6 Provisions Made in Account: If and to the extent that proper provision or allowance therefor has been made in the Accounts;

1.7 Subsequent Changes: If and to the extent that such Proceedings and any Costs in connection therewith arise or is increased as a result of:

       1.7.1 Any alteration in rates of Taxation after the date of this Agreement with retrospective effect or the withdrawal after the date of this Agreement of any published extra-statutory concession or the alteration after that date of any published statement of practice of the relevant revenue authority; or

       1.7.2 The passing of, or any change in, any legislation after the date of this Agreement; or

       1.7.3 Any change in accounting policy or practice of the Company after Completion including any changes in methods or practices in relation to stock valuation;

       1.7.4 Any voluntary act or omission or transaction of the Purchaser or the Company after Completion otherwise than in the ordinary course of the Company's business as carried on at the date of this Agreement including (without limitation):

              (a) The payment of any unusual or abnormal--dividend by the Company;

              (b) A change of the date up to which the Company makes up its Statutory Books;

              (c)    The cessation of any business carried on by the Company;

1.8 Liability Disclosed: If and to the extent the facts, matters or circumstances giving rise to the breach are referred to in the Disclosure Letter or any document disclosed with the Disclosure Letter or in any document disclosed to the Purchaser or any officer of or professional adviser to the Purchaser in relation to this Agreement or the matters contemplated herein or in the Accounts where such liabilities are accepted by the Purchaser by written notice to Barker;

1.9 Utilisation of Taxation Relief: In the case of a Proceedings arising in connection with a payment of Taxation, if and to the extent that such payment could have been avoided by the utilisation of trading losses or other reliefs from Taxation (other than trading losses, or other reliefs arising after the Last Accounting Date) available to the Company;

1.10 Over Provision in Accounts: If and to the extent that there is any over provision in respect of any matter included in the Accounts;

1.11 Pursuant to Agreement: If and to the extent that such matter giving rise to the Proceedings properly falls to be done in implementing the terms of this Agreement;

2. Limitations Separate and Independent: For the avoidance of doubt each of the above paragraphs of this Schedule shall be construed as being separate and independent and none of them shall be construed as limiting the effect of any other.


3. Recovery from Third Party: If Barker pays an amount pursuant to a Proceedings in respect of breach of any of the Warranties and the Company or the Purchaser has a right of reimbursement against any person other than the Company in respect of or relating to those Proceedings, the Company or the Purchaser shall (subject to the Company or the Purchaser, as the case may be, being indemnified to its reasonable satisfaction by Barker against all reasonable Costs) take all reasonable steps or proceedings to enforce such right. If the Purchaser subsequently recovers such reimbursement from such third party, the Purchaser shall forthwith repay to Barker such part of the amount paid by Barker by way of damages for breach of that Warranty as equals the amount of the which is so recovered by the Purchaser in respect of the facts, matters or circumstances giving rise to the breach of that Warranty (after taking account of the Costs of recovery and (if appropriate) any Taxation arising solely as a result of the recovery).


4. Conduct of Proceedings by Barker: The Purchaser shall give and shall procure that the Company shall give, to Barker full facilities to investigate any Proceedings and the extent of possible liability under the Warranties and at the request of Barker shall (subject to the Purchaser being indemnified as to any reasonable Costs which may be incurred thereby) allow Barker at his own expense to participate in, or have the conduct of (as Barker may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with such Proceedings or dispute, in the name of the Company or the Purchaser as it may consider necessary in order to mitigate any Proceedings or Costs arising under this Agreement. Neither the Purchaser nor the Company shall accept or pay or compromise any such liability or Proceedings as is referred to above without Barker either consenting to such action or having a reasonable opportunity to resist the same.

                                   SCHEDULE 4

                            (clauses 9.1.4 and 9.1.6)




Item 1.        Consents (clause 9.1.5)

               o     Quatorze Holdings Limited (Auckland premises landlord)

               o     AMP (Wellington premises landlord)

               o     Bank of New Zealand (Debentureholder)

               0     Equipment Finance Limited (Chargeholder)


Item 2.        Charges (clause 4.1.3)

               o Bank of New Zealand debenture dated 31 October 1996 registered on 28 November 1996.

               o Equipment Finance Limited Instrument by Way of Security dated 5 December 1995 registered on 11 December 1995.


Item 3.        Guarantees (clause 4.2)

               o     Quatorze Holdings Limited (Auckland premises landlord)

               o     AMP (Wellington premises landlord)

               o     Bank of New Zealand (Debentureholder)

               o     Equipment Finance Limited (Chargeholder)

                                    ANNEXURES


1.     Accounts (clause 1.1)


2.     Service Agreement (clause 4.1.4)


3.     Form of Escrow Agreement (clause 1.1)


4.     Assets Schedule (clause 3.1.2)

                                                             [LOGO]
                                                             BROKER
                                                           INVESTMENTS





Private & Confidential
Jon Barker
Easy PC Computer Rentals Limited
17 Kahika Road
Beachhaven
AUCKLAND


14 September 1998


Dear Jon

Earn-out calculation schedule

Enclosed please find the earn out calculation for the year ended 31 March 1998 with respect to Easy PC Computer Rentals Limited.

I understand that you have reviewed this schedule and the calculations with Brocker Investments (NZ) Limited.

With your signed acceptance, on behalf of the shareholders of Easy PC Computer Rentals Limited, we will instruct our solicitor to issue the share script to escrow. Please sign and return a copy of this letter so we may initaite these instructions.




Yours faithfully


/s/ Mike Ridgway
Mike Ridgway
Chief Executive Officer


--------------------------------------------------------------------------------
For and on behalf of the share holders of Easy PC Computer Rentals Limited



/s/ J. H. BARKER                                       Date  28/11/98
------------------------------                              ------------
Moira Dobson
Signed by JOHNATHAN HUGH BARKER
as duly authorised agent for MORIA DOBSON


/s/ J. H. BARKER                                        Date  28/11/98
------------------------------                              ------------
Michael Laverty
Signed by JOHNATHAN HUGH BARKER
as duly authorised agent for MICHAEL LAVERTY

/s/ J. H. BARKER                                       Date  28/11/98
------------------------------                              ------------
Riley Theorpe Associates
Signed by JOHNATHAN HUGH BARKER
as duly authorised agent for RILEY THORPE ASSCOIATES



/s/ C. A. PHILIPSON                                    Date  28/11/98
------------------------------                              ------------
Claire Philipson



/s/ J. H. BARKER                                       Date  28/11/98
------------------------------                              ------------
Michael Laverty
Signed by JOHNATHAN HUGH BARKER
as duly authorised agent for MICHAEL LAVERTY


/s/ J. H. BARKER                                       Date  28/11/98
------------------------------                              ------------
Geoff Andoe and Jo Andoe
Signed by JOHNATHAN HUGH BARKER
as duly authorised agent for GEOFF and JO ANDOE


CC:  Hal Linstrom, Brocker Investments
     Andrew Chamberlain, Chamberlain Hutchison

                                     [LOGO]
                                     BROCKER
                                   INVESTMENTS

                        EASY PC COMPUTER RENTALS LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 30 JUNE 1998


1      Purchase price

       Made up of following components:
        Initial cash consideration
        Asset value
        Goodwill value

2      Goodwill

       Four times multiple of net audited profit after tax @33% for the year ended 31 March 1998.

3      Asset value

       Established as $388,000 as at 30 June 1997. This value must be realised in residual sales.

4      Consideration paid to date

       Initial cash on settlement of                       71,183
       Initial shares on settlement             8,128      16,867
                                                     ------------
                                                           88,050

       Advance on settlement                              150,000
       (to be clawed-back or increased subject to asset value being earned)

5      Goodwill calculation

                                                               NZ$

       Net income                                             93,216
       Tax @33%                                              (30,761)
                                                             --------
                                                              62,455
                                                                     -------
                                                   x4                249,819
                                                                     -------
6      Escrow shares to be issued

       Shares to be issued and held in escrow equalling the goodwill value

       As at 31 March 1998
        Exchange rate (NZ:CAD)                                0.7816
        Share Price (strike)                       c$         1.75
                                                                     -------
        Shares to be issued                                          111,576
                                                                     -------

                                     [LOGO]
                                     BROCKER
                                   INVESTMENTS

                        EASY PC COMPUTER RENTALS LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 3O JUNE 1998


7      Escrow shares to be released

       First release to be 30 June 1998

       Based on cumulative cash flow earned for the year ended 31 March 1998 (as defined in Escrow Agreement)


                                                    March 1998     March 1999      March 2000         TOTAL

       Net profit after tax                           62,455                                         62,455
                                                                                                          0
       Add back:                                                                                          0
       Depreciation                                  145,865                                        145,865
       Depletion                                          --                                              0
       Deferred tax                                       --                                              0
       Interest allowance (Marketting)                 3,917                                          3,917
       Goodwill amortisation                              --                                              0
       Research and development amortisation              --                                              0
       Remuneration increase adjustment                   --                                              0
                                                 -----------                                    -----------
                                                     212,237                                        212,237
                                                 -----------
       Shares to be released from escrow              94,791
                                                 -----------

8      Summary

                                                         NZ$
       Total purchase price currently:
       Cash                                           88,050
       Asset value                                   150,000
       Goodwill value                                249,819
                                                 -----------
                                                     487,869

       Paid to date
        Cash                                          88,050
        Asset value                                  150,000

       Goodwill value
        To release shares                            212,237

       Total consideration paid and
        released                                     450,287
                                                 -----------

       To be potentially released in future       $   37,582
                                                 ===========

                                     [LOGO]
                                     BROCKER
                                   INVESTMENTS

                        EASY PC COMPUTER RENTALS LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 30 JUNE 1998

--------------------------------------------------------------------------------

9      Conclusion
                                            --------
       Goodwill value                       249,819
                                            --------       -------
       Shares to issue to escrow                           111,576
                                                           -------        ------
       Shares to release from escrow                                      94,791
                                                                          ------

       As escrow release is based on cumulative cash flows until 31 March 2000, what happens to shares released from escrow if Easy PC generates losses for next two years.

                           Sale and Purchase Agreement


Between:

Communicorp Holdings Ltd; trading as "ComputerLand Northland"

and

Northmark Technologies Limited "Northmark"

And

Brocker Investments (NZ) Limited

Dated: Friday, 20 November 1998
--------------------------------------------------------------------------------

ComputerLand Northland wish to acquire some of the business assets of Northmark and its shareholders wish to sell these company assets, subject to necessary approvals and due diligence review, and due consideration being passed.

This document outlines the understanding which exists between the parties.

The assets acquired will be valued as the net cost of:

1. Stock On Hand at valuation on the date of acquisition and in saleable condition with a reduction in price for the following items.
          Winframe 1.7nfr special @ zero dollars
          Model TH1536-4 4Gb HP Dat tape drive @ $1,000.00
          DEC Hinote 562 & Carry Case @ $2,000.00
          HPL 3952 Laserjet 5N printer @ $1,699.00
          (approx value as at 20/11/98 $25,000.00)

2.     Trade  Debtors  (less  Trade  Creditors)  (approx  value  as at  20/11/98
       $41,000.00)

The assets and business of Northmark are to be sold as a going concern, therefore GST, if any, will be zero rated.

The consideration to be paid by Computerland is total of 1 and 2 above less a deposit of $500.00 paid on acceptance of this agreement.

90 day terms will be provided for settlement of this transaction.

Timing of the transaction is 24th November 1998. Ownership of any assets will not transfer to ComputerLand Northland until payment has been received in full by Brocker Investments (NZ) Limited.

Any debtor accounts which prove uncollectable after 90 days for date of sale will be resold to Northmark, however ComputerLand Northland will work actively in a timely manner to ensure that all trading account amounts outstanding are duly collected.

Each party warrants to the best of their knowledge the information being relied upon is fair and accurate.

This agreement is contingent upon the approval of the Board of Brocker Investments (NZ) Limited by 5:00pm 23 November, 1998 otherwise this clause is waived.

ComputerLand NorthLand will interview all current Northmark employees with a view to offering employment to as many of said employees as ComputerLand Northland feels able to given the prospective volume of business available to ComputerLand and the skills of the individuals.

Both Parties will keep this information confidential. A press announcement will occur once the heads of agreement is signed, however there will not be general disclosure, until the formal contract is signed.

The parties agree with the terms and conditions, by their respective signatures,






/s/  ILLEGIBLE                 ILLEGIBLE
-------------------------------------------
For and behalf of Communicorp Holdings Ltd.
Director





/s/  ILLEGIBLE
-------------------------------------------
For and behalf of Brocker Investments (NZ) Limited
Director

Friday, 20 November 1998